EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2018 relating to the consolidated statements of comprehensive income, changes in equity, and cash flows of Virtu Financial, Inc. and subsidiaries (the “Company”) and the related notes, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

New York, NY
September 1, 2020